Exhibit 99.1

FORM OF PROXY

MID ILLINOIS BANCORP, INC.

Special Meeting of Shareholders

September 13, 2017, 10:00 a.m. local time

This proxy is solicited by the Board of Directors

I, the undersigned shareholder of Mid Illinois Bancorp, Inc. (the “Company”), having received notice of a special meeting of the shareholders, revoking any proxy previously given, do hereby nominate, constitute and appoint, each of Michael Stone and Mark Joseph, my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of the Company, $2.50 par value per share, standing in my name on its books on July 21, 2017, at a special meeting of the shareholders of the Company, to be held at South Side Trust & Savings Bank of Peoria, 2119 S.W. Adams Street Peoria, Illiniois 61602, on September 13, 2017, at 10:00 a.m., local time (the “Special Meeting”), and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1.  To approve the Agreement and Plan of Merger, dated as of March 13, 2017, between the Company and First Busey Corporation (as amended from time to time, the “Merger Agreement”), pursuant to which the Company will merge with and into First Busey Corporation, and the transactions contemplated therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.  To approve the adjournment of the Special Meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the Merger Agreement and the transactions contemplated therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Note: In accordance with their discretion, to vote upon all other matters that may properly come before the special meeting.

The Board of Directors recommends you vote “FOR” Proposals 1 and 2.  This proxy will be voted as directed, or if no instructions are given, it will be vote “FOR” Proposals 1 and 2 and in the discretion of the proxy holders on any other matters that may properly come before the special meeting.

Signature	Date

Signature (Joint Owners)	Date

Please sign exactly as your name(s) appear hereon.  When signing as attorney, executor, administrator or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Please indicate if you plan to attend this meeting:  ☐ Yes  ☐ No